Exhibit 10.1
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         Merrill Lynch, Pierce, Fenner & Smith, Inc
         One South Wacker Drive, Suite 300, Chicago, Illinois 60606
_______________________________________________________________________________
         Tel: 312-442-5453


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Risk Disclosure Statement For Futures and Options

This brief statement does not disclose all of the risks and other significant aspects of trading in futures and options. In light of the risks, you should undertake such transactions only if you understand the nature of the contracts (and contractual relationships) into which you are entering and the extent of your exposure to risk. Trading in futures and options is not suitable for many members of the public. You should carefully consider whether trading is appropriate for you in light of your experience, objectives, financial resources and other relevant circumstances.

Futures

1.   Effect of 'Leverage' or 'Gearing'
Transactions in futures carry a high degree of risk. The amount of initial margin is small relative to the value of the futures contract so that transactions are 'leveraged' or 'geared'. A relatively small market movement will have a proportionately larger impact on the funds you have deposited or will have to deposit: this may work against you as well as for you. You may sustain a total loss of initial margin funds and any additional funds deposited with the firm to maintain your position. If the market moves against your position or margin levels are increased, you may be called upon to pay substantial additional funds on short notice to maintain your position. If you fail to comply with a request for additional funds within the time prescribed, your position may be liquidated at a loss and you will be liable for any resulting deficit.

2.   Risk-reducing orders or strategies
The placing of certain orders (e.g. 'stop-loss' orders, where permitted under local law, or 'stop-limit' orders) which are intended to limit losses to certain amounts may not be effective because market conditions may make it impossible to execute such orders. Strategies using combinations of positions, such as 'spread' and 'straddle' positions may be as risky as taking simple 'long' or 'short' positions.

Options

3.   Variable degree of risk.
Transactions in options carry a high degree of risk. Purchasers and sellers of options should familiarize themselves with the type of option (i.e. put or call) which they contemplate trading and the associated risks. You should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs.

The purchaser of options may offset or exercise the options or allow the options to expire. The exercise of an option results either in a cash settlement or in the purchaser acquiring or delivering the underlying interest. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see the section on Futures above). If the purchased options expire worthless, you will suffer a total loss of your investment which will consist of the option premium plus transaction costs. If you are contemplating purchasing deep-out-of-the-money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.

Selling ('writing' or 'granting') an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. The seller will be liable for additional margin to maintain the position if the market moves unfavorably. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the seller will acquire a position in a future with associated liabilities for margin (see the section on Futures above). If the option is 'covered' by the seller holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited.


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Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that time.

Additional risks common to futures and options

4.   Terms and conditions of contracts
You should ask the firm with which you deal about the terms and conditions of the specific futures or options which you are trading and associated obligations (e.g. the circumstances under which you may become obligated to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstances the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.

5.   Suspension or restriction of trading and pricing relationships
Market conditions (e.g. illiquidity) and/or the operation of the rules of certain markets (e.g. the suspension of trading in any contract or contract month because of price limits or 'circuit breakers') may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.

Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge 'fair' value.

6.   Deposited cash and property
You should familiarize yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specific legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.

7.   Commission and other charges
Before you begin to trade, you should obtain a clear explanation of all commissions, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your loss.

8.   Transactions in other jurisdictions
Transactions on markets in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Before you trade you should inquire about any rules relevant to your particular transactions. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected. You should ask the firm with which you deal for details about the types of redress available in both your home jurisdiction and other relevant jurisdictions before you start to trade.

9.   Currency risks
The profit or loss in transactions in foreign currency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.

10.   Trading facilities
Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems,


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they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary; you should ask the firm with which you deal for details in this respect.

11.   Electronic trading
Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risks associated with the system including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.

12.   Off-exchange transactions
In some jurisdictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transaction. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarize yourself with applicable rules and attendant risks.


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Institutional Futures Client Account Agreement

Merrill Lynch, Pierce, Fenner & Smith Incorporated, with an office at 1 South Wacker Drive, Suite 300, Chicago, Illinois, 60606, ("Merrill Lynch") agrees to carry one or more account(s) ("Account") for the undersigned ("Client") and provide services to Client in connection with the purchase and sale of cash commodities (including financial instruments), options on cash commodities, commodity futures contracts, options on futures contracts, security futures products, forward or leverage contracts, exchange of futures for physicals, and any similar instruments which may be purchased or sold by or through Merrill Lynch for Client's Account (collectively referred to as "Futures Contracts"). In consideration thereof, Client and Merrill Lynch agree as follows:

1.   AUTHORIZATIONS AND ACKNOWLEDGMENTS
Merrill Lynch is authorized to purchase or sell Futures Contracts for Client's Account in accordance with Client's oral or written instructions. Client hereby waives any defense that any such instructions were not in writing as may be required by any law, rule or regulation. In any such transaction, Merrill Lynch may act as agent or principal and may charge a mark-up or commission, as notified in advance to Client, as may be limited by law, rule or regulation. All contracts and transactions entered into after the close of any applicable futures exchange's normal business hours may be considered next business day activity. Merrill Lynch is not acting as a fiduciary, commodity trading advisor, investments advisor or commodity pool operator with respect to Client or any Futures Contracts or Account and Merrill Lynch shall have no responsibility for compliance with any law or regulation governing the conduct of any such fiduciary or advisor selected by Client or Client's conduct as a fiduciary, if applicable.

2.   APPLICABLE LAW
All transactions under this Agreement shall be subject to the Commodity Exchange Act and the constitution, rules, regulations, customs, usages, rulings and interpretations of the Commodity Futures Trading Commission ("CFTC"), domestic or foreign exchange markets, and their clearing houses, if any, where the transactions are executed by Merrill Lynch or Merrill Lynch's agents ("Applicable Law"). Merrill Lynch is hereby authorized, in its discretion, to employ affiliated and nonaffiliated clearing members, carrying brokers and floor brokers as Merrill Lynch's agents or to engage in pre-execution discussions if entering orders electronically, in connection with the execution, carrying, clearance, delivery and settlement of any such transactions as permitted by Applicable Law. Client agrees to provide Merrill Lynch any information necessary for Merrill Lynch to respond to any inquiry from any exchange or other regulatory agency pursuant to Applicable Law.

Absent a separate written agreement with Client with respect to give-ups, Merrill Lynch, in its discretion, may, but shall not be obligated to, accept from other brokers selected by Client, Futures Contracts executed by such brokers which are given up to Merrill Lynch for clearing in Client's Account. If Client has executed with other brokers and Merrill Lynch is required to pay such executing brokers give up fees, Client agrees that Merrill Lynch may withhold such fees from Client's Account in anticipation of such payment coming due.

3. MERRILL LYNCH REPRESENTATIONS
Merrill Lynch and its managing directors, officers, employees and affiliates may take or hold positions in or advise other clients concerning contracts which are the subject of advice from Merrill Lynch to Client, which positions and advice may be consistent with or contrary to positions which are the subject of advice to Client. In addition, Merrill Lynch, its directors, officers, employees, parent companies and affiliates may act on the other side of Client's order by the purchase or sale for Client's Account in which Merrill Lynch or any person affiliated with Merrill Lynch has a direct or indirect interest, subject to compliance with and the limitations and conditions of Applicable Law.

4.   CLIENT REPRESENTATIONS
Client represents and warrants that (a) the individual(s) whose signatures are stated below is/are duly authorized and empowered to execute and deliver this Agreement and to effect purchases and sales of Futures Contracts through Merrill Lynch in Client's Account until such time as Merrill Lynch is notified by


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Client to the contrary; (b) regardless of any subsequent determination to the contrary, Client is a sophisticated user of the futures markets and is aware of the risks and obligations of Futures Contracts and is fully prepared to assume such risks and obligations; (c) trading in Futures Contracts is within the power of Client and such activity will in no manner contravene the provisions of any corporate resolutions, by-laws, statutes, rules, regulations, operating agreement, partnership agreements, plan documents, trust agreements or any judgments, orders or other agreements to which Client is bound; (d) Client is duly organized and in good standing under the laws of the jurisdiction in which it was organized and in all jurisdictions where it is qualified to do business; (e) Client is acting as principal and not as agent in transactions under this Agreement and no person other than Client has or will have an interest in Client's Account except as otherwise disclosed to Merrill Lynch herein; and (f) Merrill Lynch is authorized to follow the instructions of the undersigned in every respect concerning this Account, including, but not limited to, payment of monies. With respect to activity in the Account, Merrill Lynch may rely upon the instructions of the above referenced individuals or any individuals subsequently authorized by Client until Client notifies Merrill Lynch to the contrary.

If Client engages in exchange of futures for physical ("EFP") transactions, Client acknowledges and agrees that, in connection with any EFP that (a) if Client is the seller of the cash contract(s) then Client is the buyer of the futures contract(s) being exchanged in the EFP, and Client has an ownership interest in the contract(s) sufficient to allow the delivery in satisfaction of Client's obligations resulting from the execution of the EFP; and (b) if Client is the buyer of the cash contract(s) then Client is the seller of the futures contract(s) being exchanged in the EFP. Upon request by Merrill Lynch, Client agrees to provide documentation sufficient to verify its purchase or sale of the cash contract.

5.   MODIFICATION  AND TERMINATION
Whenever any statute shall be enacted which shall affect in any manner or be inconsistent with any of the provisions hereof, or whenever any rule or regulation shall be prescribed or promulgated by the CFTC, various commodity exchanges, or other agency or body having jurisdiction, which shall affect in any manner or be inconsistent with any of the provisions hereof, the provisions of this Agreement so affected shall be deemed modified or superseded, as the case may be, by such statute, rule or regulation, and all other provisions of this Agreement and the provisions as modified or superseded, shall in all respects continue to be in full force and effect. Merrill Lynch shall use its best efforts to give notice to Client of any material change in conduct under this Agreement required by any such statute, rule or regulation.

Either party may terminate this Agreement at any time by notice to the other. However, such termination by Client shall not affect any transaction entered into by Client prior to receipt of such notice by Merrill Lynch, or any open commodity positions or any liability held by or owed to Merrill Lynch by Client at the time of such termination. If Client has outstanding give-up bills owed to other brokers at the time of its termination of this Agreement, Merrill Lynch may withhold the amount of such fees in order to make such payments.

Other than as set forth in the first paragraph above, no provision of this Agreement shall in any respects be waived, altered, modified or amended unless such waiver, alteration, modification or amendment is in writing and signed by one Merrill Lynch's authorized officers and by one of Client's authorized officers.

6.   ADVICE
All advice with respect to Futures Contracts transmitted by Merrill Lynch with respect to the Account is solely incidental to the conduct of Merrill Lynch's business as a futures commission merchant and such advice will not serve as the primary basis for any decision by Client. Merrill Lynch shall have no discretionary authority, power or control over any decision made by Client with respect to the Account, whether or not Merrill Lynch's advice is utilized in such decision.

7.   POSITION LIMITS
Client acknowledges Merrill Lynch's right, upon five (5) business days' notice to Client, to limit the number of open positions which Client may maintain or acquire through Merrill Lynch at any time. For the avoidance of doubt, as long as Client continues to comply with its margin payment obligations under
Section 12, this


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provision shall not limit the ability of Client to implement any decrease or other adjustment in the number of open positions within the time frame(s) deemed appropriate by Client or to enter into or maintain positions which have the effect of reducing Merrill Lynch's overall exposure to Client. In addition, Client agrees it will not exceed contract market position limits without appropriate prior approval from the relevant contract market. Client agrees that it shall not agree with any exchange or contract market to act as a market maker using Merrill Lynch's execution or clearing capabilities without the prior written approval of Merrill Lynch.

8.   EXTRAORDINARY EVENTS AND THIRD PARTY ACTIONS
Merrill Lynch shall not be liable for breakdown or failure of transmission of communication facilities, systems or software, in each case beyond its reasonable control, or government restrictions, war or acts of terrorism, exchange failures or market rulings or natural disasters. Merrill Lynch shall not be liable to Client for any loss, cost, expense or damage to Client with respect thereto, except as a result of Merrill Lynch's negligence, willful misconduct or bad faith.

Under no circumstances shall Merrill Lynch have any responsibility, liability or obligation regarding any conduct, act, omission or representation of any introducing firm, commodity trading advisor, investment adviser or third party vendor selected by Client to give Client research or advice, to electronically route orders to Merrill Lynch or to provide like services to Client.

9.   SECURITY AND LENDING
All monies, securities, Futures Contracts or other property which Merrill Lynch may at any time be carrying for Client or which may at any time be in Merrill Lynch's possession, including safekeeping, in each case solely in connection with this Agreement, shall be subject to a general lien, security interest and right of set-off and recoupment in Merrill Lynch's favor to discharge all obligations of Client to Merrill Lynch in connection with this Agreement, irrespective of whether or not Merrill Lynch may have made advances in connection with such securities, Futures Contracts or other property, and irrespective of the number of accounts Client may have with Merrill Lynch. Merrill Lynch may apply or transfer such funds or other property of Client between any of Client's accounts for the purposes of margin or reduction or satisfaction of any net debit balance. Client will not cause or allow any of the collateral held in the Account, whether now owned or hereafter acquired, to be or become subject to any liens, security interests or encumbrances of any nature without the prior written consent of Merrill Lynch, and in no event shall the collateral held in Client's Account be subject to a lien or security interest superior to that of Merrill Lynch.

In accordance with the terms and limitations of the Commodity Exchange Act regarding investment and pledging of Client assets, Client grants to Merrill Lynch the right to carry in its general loans, and to pledge, re-pledge, hypothecate, re-hypothecate, invest or loan, either separately or with the property of other clients, to either itself as broker or to others, any securities or other property held by Merrill Lynch on margin for the Account of Client or as collateral therefore.

10. FEES AND COMMISSIONS
Client shall be charged exchange and regulatory fees as determined by the relevant exchange and/or regulator. If Client is a member of any U.S. exchange, Client must advise Merrill Lynch accordingly if Client may avail itself of any reduced fee at such exchange. In addition, Client must notify Merrill Lynch if it ceases to be a member of any such exchange. Client shall be liable for all fees (including any fines) owed to the exchange if Client fails to give such notice to Merrill Lynch. Merrill Lynch may pay interest to Client on any available margin excess as agreed to from time to time between Merrill Lynch and Client. Merrill Lynch may charge interest upon Client's Account in accordance with Merrill Lynch's customary charges, as determined by Merrill Lynch, at the time of the acceptance of this Agreement and thereafter. Client agrees to pay all such commissions as agreed to from time to time between Merrill Lynch and Client.

11.   LIQUIDATION
         (A) If any of the following events shall occur, Merrill Lynch may proceed in accordance with the following paragraph: (a) Client shall be dissolved or in any other way terminated other than a bona fide restructuring (with prior notice to Merrill Lynch) that results in a successor entity with materially lesser credit


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quality than the original entity; (b) Client shall fail to timely deposit or maintain initial or original margin, or make timely payment of additional or variation margin as requested in Section 12 below; (c) Client shall fail to pay the premium on any option purchased by Client; (d) a proceeding under any applicable bankruptcy or insolvency law, an assignment for the benefit of creditors or an application for a receiver, custodian, conservator, administrator, liquidator or trustee shall be filed or applied for, by or against Client (or if Client is a trust, its trustee), or an order shall be made or a resolution shall be passed for the winding up, liquidation or administration of Client (or, if Client is a trust, its trustee); (e) the property deposited in Client's Account shall be determined by Merrill Lynch, in its commercially reasonable discretion, to be inadequate to secure the Account or Client has suffered a material change in its financial condition and is unable to provide Merrill Lynch, upon request, with such margin amounts or collateral reasonably required by Merrill Lynch in accordance with Section 12 of this Agreement; (f) Client's Account shall incur a deficit balance which is not satisfied in a timely basis; (g) Merrill Lynch shall determine that any material representation or warranty made by Client to Merrill Lynch is untrue or inaccurate and Client is unable to prove otherwise; (h) if Client is an investment company, commodity pool or other form of collective investment vehicle, proceedings for the revocation or suspension of any registration of any public offering of interests in Client or of any person or entity required to be registered in connection with Client's activities have been instituted or are pending or threatened by any governmental agency or self-regulatory organization.

In each event specified above, and subject to notice from Merrill Lynch and one (1) business day opportunity for Client to cure such event, Merrill Lynch may liquidate Client's open positions in whole or in part, sell or otherwise dispose of, realize, set off or apply any or all of the property represented by an entity on or standing to the credit of Client's Account or held by, to the order or under the direction or control of Merrill Lynch or any exchange or clearing organization through which transactions on Client's behalf are executed or cleared, buy any property for Client's Account, and/or cancel any outstanding orders and commitments made by Merrill Lynch on Client's behalf. Without prejudice to the foregoing, Merrill Lynch shall have (to the greatest extent permitted by applicable law) all of the rights of a secured party with respect to the property referred to above, and any rights, powers and remedies provided herein shall operate as a variation and extension of any statutory power of sale, application or realization available to Merrill Lynch as a secured party.

Any such liquidation, sale, purchase and/or cancellation may be made at Merrill Lynch's discretion on any exchange or other market or through any clearing organization where such business is transacted, at public auction or at private sale, upon prior notice to Client if reasonable under the circumstances, without advertising the same and without prior tender, demand or call upon Client, provided that any private sale must be conducted in a commercially reasonable manner. No prior tender, demand or call from Merrill Lynch of the time and place of such liquidation, sale, purchase and/or cancellation shall be deemed to be a waiver of Merrill Lynch's right to liquidate, sell, purchase and/or cancel as provided herein.

In any transaction described above, Merrill Lynch may sell any property to itself or its affiliates or buy any property from itself or its affiliates in an arms-length transaction. Merrill Lynch may, to the extent permitted by law, purchase the whole or any part thereof free from any right of redemption. In all cases, Client shall remain liable for, and shall pay to Merrill Lynch the amount of, any deficiency in Client's Account with Merrill Lynch resulting from any transaction described herein above.

         (B) If any of the following events shall occur, the Client may proceed in accordance with the following paragraph: (i) Merrill Lynch is subject to a "Bankruptcy" (as defined below); (ii) Merrill Lynch shall fail to make timely return margin amounts, as required in section 12 below, after notice from the Client; (iii) any material representation or warranty made by Merrill Lynch to Client herein is untrue or inaccurate at the time given or deemed repeated.

In the case of each event specified in "(b)" above, and in the case of an event described in sub-part (ii) above subject to notice from Client and one
(1) business day opportunity to cure, Client shall have the right by notice to Merrill Lynch to terminate this Agreement with immediate effect, and Merrill Lynch will be liable to Client for Client's "Economic Loss" (as defined below) in respect of this Agreement.


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As used in the foregoing, "Bankruptcy" shall mean that Merrill Lynch (l) is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted against it such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (l) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

As used in the foregoing, "Economic Loss" shall mean the amount of Client's total losses and costs in connection with the termination of this Agreement, including any loss of bargain or cost of funding, calculated as of the effective date of such termination. Economic Loss shall be determined by Client reasonably and in good faith and may (but need not) include the use of reference quotations from one or more leading dealers in the market in respect of the cost of entering into replacement transactions.

12.   MARGIN
Client will at all times maintain such margins or collateral for said Account, as are reasonably required by Merrill Lynch and notified in advance to Client or as required by a relevant exchange, and will, not later than the Required Delivery Time (as defined below), discharge margin obligations of Client to Merrill Lynch. It is further agreed that if Merrill Lynch fails to receive sufficient funds to pay for any Futures Contracts and/or initial or variation margin by the Required Delivery Time, Client shall be deemed in breach of this Agreement and Merrill Lynch may take the actions set forth in the Liquidation provisions stated above. Merrill Lynch will cause any excess margin or collateral held by it to be returned to Client not later than the Required Delivery Time subject, in all cases, to a minimum transfer amount of $250,000 (or its equivalent in any other currency(ies)).

As used in the foregoing, "Required Delivery Time" shall mean: (a) close of business on the same local business day if demand for delivery is received from the other party not later than 10:00 a.m. New York time, and (b) close of business on the next local business day if demand for delivery is received from the other party after 10:00 a.m. New York time.

13.   CURRENCY FLUCTUATION RISK/PAYMENT OBLIGATIONS
All initial and subsequent deposits for margin purposes shall be made in U.S. Dollars unless otherwise agreed by Merrill Lynch and Client. By placing an order for a Futures Contract that settles in a currency other than U.S. dollars, Client agrees that Merrill Lynch may convert to the appropriate currency funds sufficient to meet the applicable margin requirement at the rate of exchange at which Merrill Lynch would be able, acting in a commercially reasonable manner and in good faith, to purchase the relevant amount of such currency. Client understands and agrees that if Client trades in such Futures Contracts, the margin for and accruals from such trading may be held in the applicable currency outside of the U.S., a money center country or the country of origin of such currency and that accounts held outside of the U.S. may not be afforded the bankruptcy protections of the U.S. bankruptcy code.

Client shall bear all risk and cost in respect to the conversion of currencies incurred relative to transactions


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effected on behalf of Client pursuant hereto. In no event shall Merrill Lynch be required to effect or be responsible for the conversion of funds in anticipation of changes in prevailing rates of exchange.

With respect to all securities, Futures Contracts and other property purchased or sold for Client's Account, Client agrees to pay Merrill Lynch promptly upon demand, upon expiration or liquidation of any such Futures Contract or other property purchased or sold for Client's Account: (a) any tax imposed on such transactions by any competent authority; (b) the amount of any trading losses in Client's Account and (c) any debit balance or deficiency remaining in Client's Account.

14.   DELIVERY INSTRUCTIONS FOR PHYSICAL SETTLEMENT/OPTIONS EXERCISE
Client understands that, if Client maintains an account for speculation, liquidating instructions on open futures positions maturing in a current month must be given to Merrill Lynch at least three (3) business days prior to the first notice day or last trading day, whichever is earlier. If Client maintains an account for hedging, Client understands that liquidating instructions on open futures positions maturing in a current month must be given to Merrill Lynch at least one (1) business day prior to the first notice day in the case of long positions and, in the case of short positions, at least one (1) business day prior to the last trading day. Alternatively, sufficient funds to take delivery or necessary delivery documents to make delivery must be delivered to Merrill Lynch within the same period(s) described above, as applicable. Client understands and acknowledges that option positions may be subject to automatic exercise procedures. Merrill Lynch will exercise all in-the-money option positions that are subject to automatic exercise unless Client advises Merrill Lynch to the contrary. If Client fails to comply with any of the foregoing obligations, Merrill Lynch may, at its discretion and in any commercially reasonable manner, liquidate any open positions, make or receive delivery of any securities, commodities or instruments, or exercise or allow the expiration of any option. Client shall remain fully liable for all costs, expenses and liabilities incurred by Merrill Lynch in connection with such transactions and for any remaining debit balance.

In the event Merrill Lynch has requested from Client instructions, funds or documents and none are received by Merrill Lynch within the applicable time frame above and such failure continues for one (1) business day after Merrill Lynch provides notice of such failure to Client, Merrill Lynch without any further notice or requests, may either liquidate the Client's positions, or make or receive delivery on Client's behalf upon such terms and by such methods which Merrill Lynch deems to be feasible. In all cases, if any exchange or self-regulatory organization requests delivery intention instructions from Merrill Lynch, Client shall provide such instructions promptly without regard to the above time frames.

In the case of Merrill Lynch's inability to deliver any security, commodity or other property to the purchaser by reason of failure of Client to supply Merrill Lynch therewith, then and in such event, Client authorizes Merrill Lynch to borrow any security, commodity or other property necessary to make delivery thereof. Client agrees to be responsible for any premiums which Merrill Lynch may be required to pay thereon or any cost which Merrill Lynch may sustain by reason of Merrill Lynch's inability to borrow the security, commodity or other property sold.

Notwithstanding the foregoing, any time that Client fails to make or take delivery, Client agrees that it shall be responsible for any debit, loss, exchange or clearing corporation fine or other assessment or penalty levied against Merrill Lynch as a result of Client's failed delivery.

15.   VERIFICATION OF INFORMATION
Federal law requires all financial institutions to obtain, verify, and record information that identifies each client who opens an account and, therefore, in order to open an account, Merrill Lynch will request Client's name, address and, for individuals, date of birth, as well as other information necessary to verify identity. Further, Client understands that an investigation may be conducted at banks, financial institutions and credit agencies pertaining to Client's identity, credit standing and its business. Client agrees to notify Merrill Lynch if the financial information provided to Merrill Lynch by Client changes in any material respect.


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If more than one person or entity owns an interest in the Account, all such persons and entities shall execute this Agreement and each shall be deemed to be Client.

16.   CONFIRMATIONS AND STATEMENTS
Reports of the execution of orders, purchase and sale notices, correction notices and statements of Client's Account shall be conclusive (absent manifest error) if not objected to promptly by oral notification upon receipt of such notice or statement and in writing in no event later than one (1) business day after receipt of such notice or statement by Client. Communications will be sent to Client via mail, electronic transmission or facsimile at Client's request, at the address of record on the Account application submitted by Client or at such other address as Client may hereafter give Merrill Lynch in writing. Client must notify Merrill Lynch if it is not receiving its statements in a timely manner.

All oral objections should be directed to Merrill Lynch's Futures Operations Division at 312.442.5555. All subsequent written notices to Merrill Lynch shall be delivered to Merrill Lynch, Pierce, Fenner & Smith, Futures Compliance Department, World Financial Center, North Tower, 12th Floor, New York, NY, 10080, facsimile number 212.738.2788.

17.   GOVERNING LAW, JURISDICTION, SUCCESSORS AND BINDING EFFECT
This Agreement and its enforcement shall be governed by the laws of the State of New York without regard to conflicts of law principles. Client submits to the non-exclusive jurisdiction of the courts of the State of New York and of the Federal Courts in the Southern District of New York with respect to any claim arising out of or involving this Agreement. Client agrees that any claim, action or proceeding arising under or in any way relating to this Agreement must be brought, if at all, within one year of the date of the event(s) giving rise thereto. Client and Merrill Lynch hereby waive a trial by jury in any action arising out of or relating to this Agreement or any transaction in connection therewith.

All provisions shall be continuous, and shall cover the Account which Client opens with Merrill Lynch, and shall inure to the benefit of Merrill Lynch's parent firm or any successor organization, and shall be binding upon Client, its successors and assigns.

In accordance with CFTC Regulation 1.65, Merrill Lynch may assign Client's Account and this Agreement to another registered Futures Commission Merchant ("FCM") by notifying Client of the date and name of the intended assignee FCM, which notice shall be provided to Client at least ten (10) business days prior to the date of the intended assignment. Unless Client objects to the assignment prior to the scheduled date for the assignment, the assignment will be binding on Client. Client may not assign this Agreement without Merrill Lynch's prior consent, which shall not be unreasonably withheld.

18.   HEDGE ACCOUNT DESIGNATION
If this Account is designated as a hedge Account in a relevant Merrill Lynch Futures Client Account Application, all orders which Client gives for the purchase or sale of futures or options contracts for Client's Account will represent bona fide hedges in accordance with accepted definitions of hedge transactions as that term is defined in Regulation 1.3(z) under the Commodity Exchange Act, if applicable, and any amendments or interpretations thereto which may be made in the future by the Commodity Futures Trading Commission. Client acknowledges that it is required to complete the Hedge Agreement in the Client Account Application, Risk Disclosure and Statements Booklet and notify Merrill Lynch if any transactions in Futures Contracts should no longer be designated as hedged Futures Contracts.

19.   INDEMNIFICATION
 Client agrees to indemnify and hold Merrill Lynch, its affiliates, employees, agents, successors and assigns, harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorney's fees, incurred by Merrill Lynch and arising out of Client's breach or default of this Agreement, Client's failure to fully and timely perform Client's duties under this Agreement, any actions of any third party selected by Client which affect the Account, or should any of Client's representations and warranties fail to be true and correct in any material respect. Client also agrees to pay promptly to Merrill


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Lynch all reasonable attorney's fees, incurred by Merrill Lynch in the enforcement of any of the provisions of this Agreement or in any action, claim or demand filed by Client arising out of this Agreement and any other Agreements between Merrill Lynch and Client where Merrill Lynch is found not to be liable or responsible. Merrill Lynch shall be liable to Client for any breach of this Agreement by Merrill Lynch and the conduct of its employees and agents which constitutes negligence or willful misconduct.

If Client is a trust, then specifically, without limiting the generality of the prior paragraph, Client agrees to hold harmless and indemnify Merrill Lynch, its affiliates, agents, employees, successors and assigns, from and against any and all claims, losses, damages, costs, and expenses, including reasonable attorneys' fees, incurred by Merrill Lynch arising out of any claim by the trust against Merrill Lynch as a result of Merrill Lynch's compliance with Trustee's instructions.

20.   RECORDING
Each party understands that the other party, in its discretion, may record on tape or otherwise, any telephone conversation between the operations, trading and other non-legal personnel of the parties, although neither party assumes responsibility to do such or to retain such recordings. Each party hereby agrees and consents to such recording and, subject to applicable rules of evidence and discovery, waives any right it may have to object to the admissibility into evidence of such recording in any legal proceeding between them or in any other proceeding in which the other party is involved or in which its records are subpoenaed.

21.   ELIGIBLE CONTRACT PARTICIPANT
Client agrees that it qualifies as an eligible contract participant ("ECP") as that term is defined in Section 1(a)(12) of the Commodity Exchange Act as Client is one of the following types of entities: (a) bank; (b) insurance company; (c) corporation, partnership, trust or limited liability company with total assets in excess of 10 million dollars or net worth of 1 million dollars; (d) government entity which owns and invests assets in excess of 25 million dollars; (e) broker/dealer; (f) futures commission merchant; (g) a regulated commodity pool, hedge fund, mutual fund or other collective investment vehicle with greater than 5 million dollars in assets, (h) employee benefit plan with assets greater than 5 million dollars of (i) a natural person with total assets exceeding 10 million dollars. NOTE: ECP clients are permitted to engage in certain activities pursuant to the Commodity Exchange Act. If Client is not one of the above entities, please strike this paragraph in its entirety.

22.   RECEIPT OF CLIENT ACKNOWLEDGMENTS
By checking the boxes below, Client hereby expressly acknowledges and agrees that Client has received, read and understood and has retained a copy of the "Risk Disclosure Statement for Futures and Options" which includes the disclosures required by CFTC Rules 1.55, 30.6, 33.7 and 190.10(c), the specific disclosure statements below and other disclosure and risk statements applicable to Client's Account as set forth in this Agreement and the "Client Account Application, Disclosure Statements and Notices". Please check all boxes.

      |_|     Risk Disclosure Statement for Futures and Options
      |_|     Authorization to Transfer Client Funds
      |_|     Singapore Risk Disclosure Statement

Client hereby acknowledges that Client has read and understands all the disclosures provided and agrees to be bound by all of the terms contained in this Agreement. Client agrees to immediately notify Merrill Lynch of any material changes to the information contained herein. Merrill Lynch and Client agree that this Agreement may be executed in counterparts.

PLEASE NOTE: If this Agreement is executed on behalf of a corporation, a copy of a corporate resolution authorizing the signature(s) below must be attached. If this Agreement is executed on behalf of a partnership, then the signature(s) below is/are that of all of the General Partners and the partnership agreement must be attached. If this Agreement is executed on behalf of a Trust,


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the Trustee signature block below must be signed and a copy of the trust agreement provided. If this Agreement is executed on behalf of a limited liability company or a non-US limited company, a copy of the operating agreement or a copy of a resolution authorizing the signature(s) below must be attached. Persons signing this Agreement must provide proof of identity. Additional documentation may be requested in accordance with applicable anti-money laundering policies.

Please indicate your understanding and agreement of these terms by signing below.

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Account Name




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-------------------------------- MERRILL LYNCH --------------------------------


By:  __________________________________        ________________________________
     Authorized Signature                      Date

     __________________________________        ________________________________
     Print Name                                Title



By:  __________________________________        ________________________________
     Authorized Signature                      Date

     __________________________________        ________________________________
     Print Name                                Title


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